SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 16, 2003
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI (Address of principal executive office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press Release dated May 16, 2003.

Item 9.         Regulation FD Disclosure.

On May 16, 2003, O.A.K. Financial Corporation issued a press release announcing that the Board of Directors had declared a cash dividend of $.24 per share, payable June 3, 2003, to shareholders of record as of May 30, 2003. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 16, 2003	O.A.K. FINANCIAL CORPORATION (Registrant)
	By	/s/ Patrick K. Gill Patrick K. Gill President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated May 16, 2003.

EXHIBIT 99.1

May 16, 2003

FOR IMMEDIATE RELEASE

O.A.K. Financial Corporation Declares Cash Dividend

Byron Center, Michigan — May 16, 2003 — O.A.K. Financial Corporation (OKFC), the holding company for Byron Center State Bank, announced that its board of directors declared a cash dividend of $.24 per share, payable June 3, 2003, to shareholders of record as of May 30, 2003.

O.A.K.     Financial Corporation has approximately 230 employees and $530 million in assets. O.A.K. Financial Corporation owns Byron Center State Bank, which operates 11 branches in West Michigan, O.A.K. Financial Services, a full service provider of investment and retirement products, and the Dornbush Insurance Agency, a provider of personal and commercial lines of insurance.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.”

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For more information, please contact:
        Pat Gill, President & CEO at (616) 662-3113, or
        Jim Luyk, Chief Financial Officer at (616) 662-3124
        OAK Financial Corporation, Byron Center, Mich.

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